EXHIBIT 11
             INTERSTATE/JOHNSON LANE, INC. AND SUBSIDIARIES
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                                       Year Ended September 30,
                                                                          ---------------------------------------------------
                                                                               1995              1994              1993
                                                                          ----------------   --------------    --------------
Net income per share was computed as follows:

Primary:
  1)  Income before extraordinary item and cumulative
       effect of a change in accounting principle                       $       5,928,392  $     7,865,909   $    10,365,048
       Extraordinary item                                                        -                 -               3,997,000
       Cumulative effect of a change in accounting principle                     -               3,059,000           -
                                                                          ----------------   --------------    --------------
       Net income                                                       $       5,928,392  $    10,924,909   $    14,362,048
                                                                          ================   ==============    ==============

  2)  Weighted average shares outstanding                                       6,304,415        6,530,218         6,724,970
  3)  Incremental shares under stock options
       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods                                                    83,103          115,303           100,198
                                                                          ----------------   --------------    --------------
  4)  Weighted average shares and common
       equivalent shares outstanding                                            6,387,518        6,645,521         6,825,168
                                                                          ================   ==============    ==============
  5)  Weighted average shares outstanding
       which were used for calculation since
       dilution is less than 3%                                                 6,304,415        6,530,218         6,724,970
                                                                          ================   ==============    ==============
  6)  Income per share before extraordinary item
       (item 1 divided by item 5) and cumulative effect  of a
       change in accounting principle                                   $            0.94  $          1.20     $         1.54
       Extraordinary item per share                                              -                 -                     0.60
       Cumulative effect of a change in accounting principle
       per share                                                                 -                    0.47          -
                                                                          ----------------   --------------    --------------
       Net income per share                                             $            0.94  $          1.67     $         2.14
                                                                          ================   ==============    ==============

Fully Diluted:
  1)  Unadjusted income before extraordinary item
        and cumulative effect of a change in accounting principle       $       5,928,392  $     7,865,909     $   10,365,048
  2)  Interest on convertible subordinated
       debentures, net of tax effect                                              984,590          984,590          1,074,099
                                                                          ----------------   --------------    --------------
  3)  Adjusted income before extraordinary item and
       cumulative effect of a change in accounting principle                    6,912,982        8,850,499         11,439,147
       Extraordinary item                                                        -                 -                3,997,000
       Cumulative effect of a change in accounting principle                     -               3,059,000           -
                                                                          ----------------   --------------    --------------
       Adjusted net income                                              $       6,912,982  $    11,909,499     $   15,436,147
                                                                          ================   ==============    ==============

  4)  Weighted average shares outstanding                                       6,304,415        6,530,218          6,724,970
  5)  Incremental shares under stock options computed
       under the treasury stock method using the higher
       of the average or ending market price of issuer's
       stock at the end of the periods                                             95,108          115,303            126,824
  6)  Incremental shares relating to convertible
       subordinated debentures                                                  1,183,042        1,183,042          1,183,042
                                                                          ----------------   --------------    --------------
  7)  Weighted average shares and common
       equivalent shares outstanding                                            7,582,565        7,828,563          8,034,836
                                                                          ================   ==============    ==============
  8)  Income per share before extraordinary item
       (item 3 divided by item 7) and cumulative effect of a
       change in accounting principle                                   $            0.91  $          1.13    $          1.42
       Extraordinary item per share                                              -                 -                     0.50
       Cumulative effect of a change in accounting principle
       per share                                                                 -                    0.39           -
                                                                          ----------------   --------------    --------------
       Net income per share                                             $            0.91   $         1.52     $         1.92
                                                                          ================   ==============    ==============


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